UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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SCHEDULE 14A INFORMATION

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CAPITOL ACQUISITION CORP. II

(Name of Registrant as Specified In Its Charter)

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Capitol Acquisition Corp. II Establishes Date of July 8, 2015
for Special Meeting of Stockholders to Approve Merger with
Lindblad Expeditions, Inc.

WASHINGTON and NEW YORK, June 24, 2015 – Capitol Acquisition Corp. II (NASDAQ: CLAC; “Capitol”) and Lindblad Expeditions, Inc. (“Lindblad” or the “Company”), a global provider of expedition cruises and adventure travel experiences, today announced the date for the special meeting of stockholders to approve, among other things, the proposed merger between Capitol and Lindblad.

As announced previously, Lindblad and Capitol, a publicly traded investment vehicle, intend to merge in a transaction valued at approximately $439 million. The combined company expects to be listed on the NASDAQ Stock Market and be renamed Lindblad Expeditions Holdings, Inc. Capitol’s common stock, units and warrants, which are currently traded on NASDAQ under the symbols CLAC, CLACU and CLACW, will continue to be traded on NASDAQ under the symbols LIND, LINDU and LINDW.

Capitol’s stockholders of record at the close of business on May 21, 2015 are entitled to receive notice of the special meeting and to vote the shares of common stock of Capitol owned by them at the special meeting. The special meeting to approve the proposed merger is to be held on July 8, 2015 at 10:00 A.M. EST in the offices of Graubard Miller, Capitol’s general counsel, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, NY.

Investors should be aware that the special meeting to be held on July 8, 2015 is in addition to the previously scheduled special meeting in lieu of an annual meeting to be held on July 1, 2015 solely for the purposes of electing two directors to satisfy NASDAQ’s continued listing requirements.

Stockholders who hold their shares in “street name,” which means the shares are held of record by a broker, bank or nominee, should contact their broker, bank or nominee to ensure that votes related to the shares beneficially owned by such stockholders are properly counted. In this regard, holders must provide the broker, bank or nominee with instructions on how to vote the shares or, if such a stockholder wishes to attend the meeting and vote in person, obtain a proxy from the broker, bank or nominee.

Additionally, Capitol advises holders of its securities to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common stock beneficially owned by stockholders are properly counted. Beneficial owners of common stock that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

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Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Capitol and does not constitute an offer of any securities of Capitol for sale. Any solicitation of proxies will be made only by the definitive proxy statement of Capitol that will be mailed to all stockholders of record on the record date. Investors and security holders of Capitol are urged to read the definitive proxy statement and appendices thereto because they will contain important information about Capitol and Lindblad and stockholders’ ability to exercise conversion rights. Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: Capitol Acquisition Corp. II, 509 7th Street, N.W., Washington, D.C. 20004. The definitive proxy statement will also be able to be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

About Lindblad Expeditions

Lindblad Expeditions is an expedition travel company that works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

About Capitol Acquisition Corp. II

Capitol Acquisition Corp. II is a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination. Capitol is led by Chairman and Chief Executive Officer Mark D. Ein, and Director and Chief Financial Officer L. Dyson Dryden. Capitol's securities are quoted on the NASDAQ stock exchange under the ticker symbols CLAC, CLACW and CLACU. The company, which raised $200 million of cash proceeds in an initial public offering in May 2013, is Mark Ein's second publicly traded acquisition vehicle. The first, Capitol Acquisition Corp., created Two Harbors Investment Corp. (NYSE: TWO), a leading mortgage real estate investment trust (REIT), which combined with the spin-out of Silver Bay Realty Trust Corp. (NYSE: SBY) have a combined current market capitalization of approximately $4.4 billion.

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FORWARD LOOKING STATEMENTS

This written communication contains forward-looking statements that involve risks and uncertainties concerning Capitol’s proposed business combination with Lindblad, Lindblad’s expected financial performance, as well as its strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the proposed business combination will not close or that the closing may be delayed; the reaction of Lindblad’s customers to the proposed business combination; general economic conditions; or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. In addition, please refer to the documents that Capitol files with the SEC. The filings by Capitol identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Capitol is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

Contacts:

Justin Dini / Alex Yankus

Brunswick Group

212-333-3810

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